UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on April 17, 2026 (the “Closing Date”) of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Reorganization and Merger, dated as of December 17, 2025 (the “Merger Agreement”), by and between Heritage Commerce Corp, a California corporation (“Heritage”) and CVB Financial Corp., a California corporation (“CVBF”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Heritage merged with and into CVBF, with CVBF continuing as the surviving corporation (the “Merger”). Promptly following the Merger, Heritage Bank of Commerce, a California banking corporation and a wholly-owned subsidiary of Heritage (“Heritage Bank”) merged (the “Bank Merger” and together with the Merger, the “Mergers”) with and into Citizens Business Bank, National Association, a national bank and wholly-owned subsidiary of CVBF (“Citizens”), with Citizens continuing as the surviving bank in the Bank Merger. Upon completion of the Merger, the separate corporate existence of Heritage ceased, and upon the closing of the Bank Merger, the separate existence of Heritage Bank ceased.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Heritage’s common stock, no par value per share (“Heritage Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive 0.65 shares (the “Exchange Ratio”) of CVBF’s common stock, no par value per share (“CVBF Common Stock”), without interest thereon (the “Merger Consideration”). Each holder of Heritage Common Stock who otherwise would have been entitled to receive a fractional share of CVBF Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the Merger Agreement.

Pursuant to the terms of the Merger Agreement:

•

At the Effective Time, each option to purchase shares of Heritage Common Stock under any Heritage stock plan that was unexercised and outstanding immediately prior to the Effective Time was cancelled and the holder thereof became entitled to receive an amount in cash equal to the product of (i) the number of shares of Heritage Common Stock subject to such option and (ii) the positive excess, if any, of (a) the applicable cashout price of such option (calculated as an amount, rounded to the nearest cent, equal to the product of (x) $19.28, which was the 20-day volume weighted average closing price of a share of CVBF Common Stock as of the fifth business day prior to the Closing Date, and (y) the Exchange Ratio), over (b) the exercise price per share, less applicable tax withholdings.

•

At the Effective Time, outstanding restricted stock awards, restricted stock unit awards, interim restricted stock unit awards granted to Heritage employees in March 2026 (each an “Interim Heritage RSU” and collectively, “Interim Heritage RSUs”) and held by Heritage employees who are not continuing with CVBF, and performance-based restricted stock unit awards under the Heritage stock plans were accelerated and vested in full (with the number of shares of Heritage Common Stock underlying any performance-based restricted stock unit award to equal the target number of shares), and such stock awards, less applicable tax withholdings, were converted into and became exchanged for the Merger Consideration.

•

At the Effective Time, outstanding Interim Heritage RSUs held by Heritage employees who are continuing with CVBF as of the Effective Time were converted into substitute restricted stock unit awards denominated in shares of CVBF Common Stock under CVBF’s 2018 Equity Incentive Plan (each a “CVBF RSU Award” and collectively, “CVBF RSU Awards”), with the number of shares of CVBF Common Stock subject to such CVBF RSU Awards to equal the product (rounded down to the nearest whole number) of (i) the number of shares of Heritage Common Stock subject to such Interim Heritage RSUs immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Each such CVBF RSU Award has substantially the same terms and conditions as those applicable to the Interim Heritage RSU, including with respect to the vesting schedule, accelerated vesting on termination of employment and payment of such CVBF RSU Award, as were applicable as of the Effective Time, but with the broad-based governance terms to be those applicable under CVBF’s 2018 Equity Incentive Plan.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The issuance of shares of CVBF Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-293102) filed by CVBF with the Securities and Exchange Commission (the “SEC”) and declared effective on February 12, 2026.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Heritage notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger closed. Heritage requested that trading in Heritage Common Stock be suspended and further requested that Nasdaq (i) withdraw Heritage Common Stock from listing on Nasdaq and (ii) file with the SEC on Form 25 a notification of delisting of such securities and the deregistration of such securities under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), in each case prior to the market open on April 20, 2026. As a result, Heritage Common Stock will no longer be listed on Nasdaq.

CVBF, as successor to Heritage, intends to file with the SEC as promptly as possible a certification on Form 15 under the Exchange Act requesting the deregistration of Heritage Common Stock under Section 12(g) of the Exchange Act and the suspension of Heritage’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the Effective Time, each holder of Heritage Common Stock ceased to have any rights with respect thereto, except the right to receive the applicable consideration described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of the Registrant.

The information set forth under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, all directors and executive officers of Heritage and Heritage Bank ceased to serve in such capacities. In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the directors and officers of CVBF and Citizens immediately prior to the effective time of the Mergers continued as the directors and officers of the surviving corporation and the surviving bank, respectively, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified. Mr. Clay Jones, formerly the President and Chief Executive Officer of Heritage and Heritage Bank, became the President of CVBF and Citizens. Mr. David A. Brager, the current President and Chief Executive Officer of CVBF and Citizens, ceased serving as President of such entities, but continued to serve in the role of Chief Executive Officer of CVBF and Citizens, with Mr. Jones reporting to Mr. Brager. In addition, Mr. Jones and Ms. Julianne Biagini-Komas joined the boards of directors of CVBF and Citizens.

Pursuant to the Merger Agreement, on April 16, 2026, the Heritage board of directors determined the aggregate annual bonus accrual under the Heritage bonus plans for the pre-closing period and the individual pre-closing bonus amount for each of its named executive officers, which amounts were paid to the Heritage named executive officers whose employment will not continue following the Effective Time (Seth Fonti, Thomas Sa, and Janisha Sabnani). In addition, as previously disclosed, in connection with the Effective Time, severance payments under the Heritage employment agreements with its named executive officers were paid, subject to entering into releases of claims. In the case of Messrs. Jones, Glen Shu and Dustin Warford, a portion of such severance entitlements was paid in accordance with their agreements with CVBF.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Restated Articles of Incorporation of Heritage, as amended, and Bylaws of Heritage, as amended, ceased to be in effect by operation of law. The Articles of Incorporation of CVBF, as amended, and the Second Amended and Restated Bylaws of CVBF, in each case as in effect immediately prior to the Effective Time, which are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference, remained the organizational documents of CVBF consistent with the terms of the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization and Merger, dated as of December 17, 2025, by and between Heritage Commerce Corp and CVB Financial Corp. (incorporated by reference to Exhibit 2.1 to Heritage Commerce Corp’s Current Report on Form 8-K, filed with the SEC on December 23, 2025).

3.1	Articles of Incorporation of CVB Financial Corp., as amended (incorporated by reference to Exhibit 3.1 of CVB Financial Corp.’s Annual Report on Form 10-K filed with the SEC on February 27, 2026).

3.2	Second Amended and Restated Bylaws of CVB Financial Corp., dated September 20, 2023 (incorporated by reference to Exhibit 3.2 of CVB Financial Corp.’s Annual Report on Form 10-K filed with the SEC on February 27, 2026).

104	Cover Page Interactive Data File (formatted as inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
a California corporation
(as successor by merger to the registrant)

Date: April 21, 2026	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer